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                                  Exhibit 23.j

                      Consent of PriceWaterhouseCoopers LLP

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 19, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report of Transamerica Index Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Certified Public Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Tampa, Florida
April 28, 2004